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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in the Prospectus Supplement dated September 14, 1999 to the Registration Statement on Form S-3 of Level 3 Communications, Inc. (No. 333-68887) of our report dated March 29, 1999, on our audit of the consolidated financial statements of Level 3 Communications, Inc. as of December 31, 1998 and the year then ended and to all references to our Firm included in the Prospectus Supplement dated September 14, 1999.


/s/ Arthur Andersen LLP

Denver, Colorado
September 14, 1999